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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated April 13, 1998 accompanying the consolidated financial statements and schedule of G-III Apparel Group, Ltd. and Subsidiaries, included in the Annual Report on Form 10-K for the year ended January 31, 1998, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



New York, New York
April 30, 1998